SUB-ITEM 77Q1(a)

                                AMENDMENT NO. 5
                                       TO
                     AGREEMENT AND DECLARATION OF TRUST OF
                          AIM TREASURER'S SERIES TRUST



         This Amendment No. 5 to the Agreement and Declaration of Trust of AIM Treasurer's Series Trust (this "Amendment") amends, effective as of December 2, 2004, the Agreement and Declaration of Trust of AIM Treasurer's Series Trust (the "Trust") dated as of July 29, 2003, as amended (the "Agreement").

         Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

         WHEREAS, the Trust desires to amend the Agreement to redesignate the existing class of share of beneficial interest of Premier Portfolio and Premier Tax-Exempt Portfolio as Investor Class shares and to designate a new class of shares of beneficial interest of Premier Portfolio and Premier Tax-Exempt Portfolio, the Institutional Class shares as set forth in Exhibit 1 of this Amendment;

         NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

         2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

         3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of December 2, 2004.



                                       By:  /s/ Robert H. Graham
                                            -----------------------
                                       Name:    Robert H. Graham
                                       Title:   President

                          EXHIBIT 1 TO AMENDMENT NO. 5
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                        OF AIM TREASURER'S SERIES TRUST


                                  "SCHEDULE A

                          AIM TREASURER'S SERIES TRUST
                         PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO                                         CLASSES OF PORTFOLIO
---------                                         --------------------

Premier Portfolio                                 Institutional Class Shares
                                                  Investor Class Shares

Premier Tax-Exempt Portfolio                      Institutional Class Shares
                                                  Investor Class Shares

Premier U.S. Government Money Portfolio           Institutional Class Shares
                                                  Investor Class Shares"